- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               ----------------

                                    FORM 8-K

                                 CURRENT REPORT

                               ----------------

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported): August 12, 1996

                               ----------------

                        MFS COMMUNICATIONS COMPANY, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

      DELAWARE                      0-21594                47-0714388
      (STATE OR             (COMMISSION FILE NUMBER)          (IRS
        OTHER                                               EMPLOYER
    JURISDICTION                                         IDENTIFICATION
         OF                                                    NO.)
   INCORPORATION)

            11808 MIRACLE HILLS DRIVE, OMAHA,               68154
                         NEBRASKA                            (ZIP
             (ADDRESS OF PRINCIPAL EXECUTIVE                CODE)
                         OFFICES)

                               ----------------

  Registrant's telephone number, including area code: 402-231-3000

                               ----------------

                                 NOT APPLICABLE
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED FROM LAST REPORT)

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

  (a) On August 12, 1996, pursuant to an Agreement and Plan of Merger, dated as of April 29, 1996 (the "Merger Agreement"), among MFS Communications Company, Inc., ("MFS"), a Delaware corporation, MFS Global Internet Services, Inc., a Delaware corporation and a wholly owned subsidiary of MFS ("Sub"), and UUNET Technologies, Inc., a Delaware corporation ("UUNET"), Sub was merged with and into UUNET (the "Merger"). The description of the Merger Agreement contained herein is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. Pursuant to the Merger, each share of Common Stock of UUNET has been canceled and converted into and represents the right to receive 1.777776 shares (the "Exchange Ratio") of common stock, par value $0.01 per share of MFS (the "MFS Common Stock"). No fractional shares will be issued; MFS will make cash payments in lieu of fractional share interests. The 58,152,481 shares of MFS Common Stock to be issued pursuant to the terms of the Merger Agreement will be issued from MFS' authorized, but unissued, common stock. The Merger was approved by the stockholders of UUNET at a special meeting of stockholders held on August 9, 1996. The issuance of the MFS Common Stock in the Merger was approved by the stockholders of MFS at the MFS Annual Meeting held on August 10, 1996. For accounting purposes, the Merger will be accounted for as a purchase. The Exchange Ratio was determined through negotiation of the parties to the Merger Agreement based upon negotiated share prices.

  (b) The assets of UUNET consist primarily of cash, accounts receivable, inventory, prepaid expenses and other current assets, property and equipment and investments in affiliates. UUNET utilizes its assets to provide a comprehensive range of Internet access options, applications, and consulting services, which include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. MFS intends to use the assets of UUNET's business substantially as previously used.

  On August 12, 1996, MFS issued a press release relating to the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

  (a) Financial Statements of businesses acquired:

    The following financial statements of UUNET Technologies, Inc. and the report of Arthur Andersen LLP, UUNET's independent public accountants are included in this Report:

     Report of Independent Public Accountants

     Consolidated Balance Sheets at December 31, 1994 and 1995

     Consolidated Statements of Operations for the Three Years Ended December 31, 1995

     Consolidated Statements of Stockholders' Equity for the Three Years Ended December 31, 1995

     Consolidated Statements of Cash Flows for the Three Years Ended December 31, 1995

     Notes to Consolidated Financial Statements

     Report of Independent Public Accountants

     Valuation and Qualifying Accounts

     Unaudited Condensed Consolidated Balance Sheets at December 31, 1995 and March 31, 1996

     Unaudited Condensed Consolidated Statements of Operations for the
      Three Months Ended March 31, 1995 and March 31, 1996

     Unaudited Condensed Consolidated Statements of Cash Flows for the
      Three Months Ended March 31, 1995 and March 31, 1996

     Unaudited Notes to Condensed Interim Consolidated Financial Statements for the Three Months Ended March 31, 1996

  (b) Pro Forma financial information:

    The following pro forma consolidated condensed financial statements are included in this Report:

     Pro Forma Consolidated Condensed Statement of Operations for the Three Months Ended March 31, 1996

     Pro Forma Consolidated Condensed Statements of Operations for the Year Ended December 31, 1995

     Pro Forma Consolidated Condensed Balance Sheets at March 31, 1996

     Notes to Pro Forma Consolidated Condensed Financial Statements

  (c) Exhibits:

     2.1 Agreement and Plan of Merger, dated as of April 29, 1996, among MFS Communications Company, Inc. ("MFS"), a Delaware corporation, MFS Global Internet Services, Inc., a Delaware corporation and a wholly owned subsidiary of MFS, and UUNET Technologies, Inc.

    99.1 Press Release of MFS Communications Company, Inc., dated August
         12, 1996.

    99.2 Reports of Arthur Andersen LLP

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MFS COMMUNICATIONS COMPANY, INC.


                                                /s/ Terrence J. Ferguson
                                          _____________________________________
                                          Terrence J. Ferguson
                                          Senior Vice President, Secretary and
                                          General Counsel
August 12, 1996

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UUNET Technologies, Inc.:

  We have audited the accompanying consolidated balance sheets of UUNET Technologies, Inc. (a Delaware corporation) and Subsidiaries, as of December 31, 1994 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

  We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UUNET Technologies, Inc., and Subsidiaries, as of December 31, 1994 and 1995, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1995, in conformity with generally accepted accounting principles.

                                          Arthur Andersen LLP

Washington, D.C.
January 31, 1996

                            UUNET TECHNOLOGIES, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                               DECEMBER 31,
                                                             -----------------
                                                              1994      1995
                                                             -------  --------
                                                              (IN THOUSANDS,
                                                             EXCEPT PAR VALUE
                                                                 AMOUNTS)
                           ASSETS
Current assets:
  Cash and cash equivalents................................. $10,493  $ 60,424
  Accounts receivable, net of allowance of $455 and $1,647,
   respectively, for doubtful accounts......................   5,387    17,768
  Inventories...............................................   1,214     1,251
  Prepaid expenses and other current assets.................   1,253     2,149
                                                             -------  --------
Total current assets........................................  18,347    81,592
Property and equipment, net.................................  11,080    54,523
Investments in affiliates...................................     --      1,321
Other assets................................................     198       174
                                                             -------  --------
Total assets................................................ $29,625  $137,610
                                                             =======  ========
            LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of notes payable.......................... $ 1,060  $  4,652
  Accounts payable..........................................   4,876    10,580
  Accrued expenses..........................................   4,826    24,604
  Deferred revenues.........................................   3,315     3,421
                                                             -------  --------
Total current liabilities...................................  14,077    43,257
Notes payable, net of current portion.......................   1,196    13,686
                                                             -------  --------
Total liabilities...........................................  15,273    56,943
                                                             -------  --------
Commitments and contingencies (Notes 6 and 9)
Redeemable Convertible Preferred Stock, $.001 par value;
 (Notes 1 and 4):
  Series A, B, C, D and E, 20,000 shares authorized; 11,150
   shares issued and
   outstanding as of December 31, 1994......................  14,073       --
                                                             -------  --------
Stockholders' equity (Notes 1 and 5):
  Preferred Stock, $.001 par value; 500 shares authorized as
   of December 31, 1995; none issued or outstanding.........     --        --
  Common Stock, $.001 par value; 50,000 shares authorized as of December 31, 1995; 10,393 and 32,057 shares issued and
   outstanding as of December 31, 1994 and 1995,
   respectively.............................................      10        32
  Additional paid-in capital................................   9,584   108,071
  Deferred compensation.....................................    (207)     (165)
  Notes receivable from officers and stockholders (Note 5)..    (113)      --
  Foreign currency translation adjustment...................     301       282
  Accumulated deficit.......................................  (9,296)  (27,553)
                                                             -------  --------
Total stockholders' equity..................................     279    80,667
                                                             -------  --------
Total liabilities and stockholders' equity.................. $29,625  $137,610
                                                             =======  ========

      The accompanying notes are an integral part of these balance sheets.

                            UUNET TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                     1993     1994      1995
                                                    -------  -------  --------
                                                     (IN THOUSANDS, EXCEPT
                                                       PER SHARE AMOUNTS)
Revenues:
  Internet services................................ $10,039  $16,860  $ 71,521
  Software.........................................  13,980   16,278    22,940
                                                    -------  -------  --------
    Total revenues.................................  24,019   33,138    94,461
                                                    -------  -------  --------
Costs and expenses:
  Cost of revenues--
    Internet services..............................   6,452   10,262    46,393
    Software.......................................   7,240    9,369    12,946
  Network operations and support...................   3,850    6,764    13,127
  Sales and marketing..............................   5,558    9,681    18,762
  General and administrative.......................   2,248    5,288    12,709
  Acquisition expense..............................     --       --     11,067
                                                    -------  -------  --------
    Total costs and expenses.......................  25,348   41,364   115,004
                                                    -------  -------  --------
Loss from operations...............................  (1,329)  (8,226)  (20,543)
Interest income....................................      36      440     2,747
Interest expense...................................    (103)     (76)     (808)
Equity in net loss of affiliates...................     --       --       (127)
Loss on sale of investment in related party (Note
 7)................................................    (433)     --        --
                                                    -------  -------  --------
Loss before income taxes...........................  (1,829)  (7,862)  (18,731)
Benefit (provision) for income taxes (Note 10).....    (197)    (126)      474
                                                    -------  -------  --------
Net loss........................................... $(2,026) $(7,988) $(18,257)
                                                    =======  =======  ========
Unaudited pro forma data (Note 1):
  Pro forma net loss per common and equivalent
   share...........................................          $ (0.35)  $ (0.63)
  Shares used in computing pro forma net loss per
   common and equivalent share.....................           22,946    28,987


        The accompanying notes are an integral part of these statements.

                           UUNET TECHNOLOGIES, INC.

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                                                          STOCKHOLDERS' EQUITY
                                               ---------------------------------------------------------------------------
                                                                                        NOTES
                              REDEEMABLE                                              RECEIVABLE
                              CONVERTIBLE                                                FROM       FOREIGN     RETAINED
                            PREFERRED STOCK    COMMON STOCK  ADDITIONAL                OFFICERS    CURRENCY     EARNINGS
                           ------------------  -------------  PAID-IN     DEFERRED       AND      TRANSLATION (ACCUMULATED
                            SHARES    AMOUNT   SHARES AMOUNT  CAPITAL   COMPENSATION STOCKHOLDERS ADJUSTMENT    DEFICIT)
                           --------  --------  ------ ------ ---------- ------------ ------------ ----------- ------------
                                                                  (IN THOUSANDS)
 BALANCE, DECEMBER 31,
 1992, AS PREVIOUSLY
 REPORTED................       100  $    200   5,100  $ 5    $    --      $ --          $--         $--        $    582
  Adjustment for pooling
  of interests with UUNET
  PIPEX (Note 1).........       200       314   2,205    2       1,061       --           --          255            392
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1992, AS RESTATED.......       300       514   7,305    7       1,061       --           --          255            974
  Issuance of Series A
  Preferred Stock, net of
  issuance costs of $24,
  together with warrants
  to purchase Series B
  Preferred Stock .......     4,119     2,476     --   --          --        --           --          --             --
  Redemption of UUNET
  PIPEX Preferred Stock..      (200)     (314)    --   --          --        --           --          --             --
  Foreign currency
  translation
  adjustment.............       --        --      --   --          --        --           --         (342)           --
  UUNET PIPEX fiscal year
  conversion (Note 1)....       --        --      --   --          --        --           --          --            (127)
  Net loss...............       --        --      --   --          --        --           --          --          (2,026)
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1993, AS RESTATED.......     4,219     2,676   7,305    7       1,061       --           --          (87)        (1,179)
  Issuance of Series B
  Preferred Stock, net of
  issuance costs of $15..     3,300     3,285     --   --          --        --           --          --             --
  Issuance of Series C
  Preferred Stock, net of
  issuance costs of $58..     3,631     8,112     --   --          --        --           --          --             --
  Exercise of stock
  options and stock
  purchase rights........       --        --    2,170    2         320       --          (113)        --             --
  Deferred compensation..       --        --      --   --          208      (208)         --          --             --
  Amortization of
  deferred compensation..       --        --      --   --          --          1          --          --             --
  Sale of Common Stock in
  connection with an
  initial public offering
  by UUNET PIPEX, net of
  issuance costs of $880
  (Note 1)...............       --        --      918    1       7,995       --           --          --             --
  Foreign currency
  translation
  adjustment.............       --        --      --   --          --        --           --          388            --
  Dividends distributed
  by UUNET PIPEX.........       --        --      --   --          --        --           --          --            (129)
  Net loss...............       --        --      --   --          --        --           --          --          (7,988)
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1994, AS RESTATED.......    11,150    14,073  10,393   10       9,584      (207)        (113)        301         (9,296)
  Issuance of Series D
  Preferred Stock, net of
  issuance costs of $45,
  together with warrant
  to purchase Series E
  Preferred Stock........     1,664     3,849     --   --          --        --           --          --             --
  Issuance of Series E
  Preferred Stock........     2,500    12,500     --   --          --        --           --          --             --
  Sale of Common Stock in
  connection with an
  initial public
  offering, net of
  issuance costs of
  $6,576.................       --        --    5,309    5      67,742       --           --          --             --
  Conversion of Preferred
  Stock in connection
  with an initial public
  offering...............  (15,314)  (30,422)  15,314   15      30,407       --           --          --             --
  Exercise of stock
  options and stock
  purchase rights........       --        --      889    1         338       --           --          --             --
  Issuance of Common
  Stock for UUNET PIPEX
  outstanding options
  (Note 1)...............       --        --      152    1         --        --           --          --             --
  Amortization of
  deferred compensation..       --        --      --   --          --         42          --          --             --
  Repayment of notes
  receivable.............       --        --      --   --          --        --           113         --             --
  Foreign currency
  translation
  adjustment.............       --        --      --   --          --        --           --          (19)           --
  Net loss...............       --        --      --   --          --        --           --          --         (18,257)
                           --------  --------  ------  ---    --------     -----         ----        ----       --------
 BALANCE, DECEMBER 31,
 1995....................       --   $    --   32,057  $32    $108,071     $(165)        $--         $282       $(27,553)
                           ========  ========  ======  ===    ========     =====         ====        ====       ========

       The accompanying notes are an integral part of these statements.

                            UUNET TECHNOLOGIES, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                     YEARS ENDED DECEMBER 31,
                                                     --------------------------
                                                      1993     1994      1995
                                                     -------  -------  --------
                                                          (IN THOUSANDS)
Cash flows from operating activities:
 Net loss..........................................  $(2,026) $(7,988) $(18,257)
 Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities--
  UUNET PIPEX fiscal year conversion...............     (127)     --        --
  Depreciation and amortization....................    1,209    2,151     8,322
  Stock option compensation........................      --         1        42
  Write-off of property and equipment..............      350      582     1,846
  Loss on sale of investment in related party......      433      --        --
  Equity in net loss of affiliates.................      --       --        127
  Cash provided by (used in) changes in assets and
   liabilities:
   Accounts receivable, net........................      (58)  (2,333)  (12,430)
   Inventories.....................................      (90)    (414)      (39)
   Prepaid expenses and other current assets.......     (294)    (515)     (906)
   Accounts payable................................    1,042    2,124     5,741
   Accrued expenses................................      745    2,862    19,875
   Deferred revenues...............................      304    2,312       111
                                                     -------  -------  --------
  Net cash provided by (used in) operating
   activities......................................    1,488   (1,218)    4,432
                                                     -------  -------  --------
Cash flows from investing activities:
 Purchases of property and equipment...............   (3,121)  (9,394)  (53,654)
 Repayments of notes receivable from officers and
  stockholders.....................................      --       --        113
 Investments in affiliates.........................      (15)     --     (1,462)
 Advances to related party.........................     (266)     --        --
 Repayments from related party.....................      475      --        --
                                                     -------  -------  --------
  Net cash used in investing activities............   (2,927)  (9,394)  (55,003)
                                                     -------  -------  --------
Cash flows from financing activities:
 Proceeds from notes payable.......................      435    1,302    20,766
 Repayments of notes payable.......................     (683)    (740)   (4,641)
 Proceeds from sale of Preferred Stock, net........    2,476   11,397    16,349
 Proceeds from sale of Common Stock, net...........      --     8,205    68,087
 Redemption of shares..............................     (314)     --        --
 Dividends distributed by UUNET PIPEX..............      --      (129)      --
                                                     -------  -------  --------
  Net cash provided by financing activities........    1,914   20,035   100,561
                                                     -------  -------  --------
Effect of foreign currency exchange rate changes on
 cash and cash equivalents.........................      197      213       (59)
                                                     -------  -------  --------
Net increase in cash and cash equivalents..........      672    9,636    49,931
Cash and cash equivalents, beginning of period.....      185      857    10,493
                                                     -------  -------  --------
Cash and cash equivalents, end of period...........  $   857  $10,493  $ 60,424
                                                     =======  =======  ========
Supplemental disclosure of cash flow information:
 Cash paid for interest............................  $   196  $   121  $    718
 Cash paid for income taxes........................      250      202        41
Supplemental disclosure of noncash financing
 activities:
 Stockholder notes received for shares of Common
  Stock............................................      --       113       --

        The accompanying notes are an integral part of these statements.

                           UUNET TECHNOLOGIES, INC.

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:

 Organization and Operations

  UUNET Technologies, Inc. ("UUNET") was incorporated in the state of Delaware in 1990. UUNET and its wholly-owned subsidiaries are collectively referred to herein as the "Company." The Company is a leading worldwide provider of a comprehensive range of Internet access options, applications, and consulting services to businesses, professionals and on-line services providers. The Company's Internet access options provide dedicated and dial-up Internet access. Other applications and services include Web server hosting and integration services, client software and security products, training, and network integration and consulting services. In addition, the Company developed, operates and maintains the high speed dial-up network for Microsoft Corporation ("Microsoft").

  The Company has incurred cumulative losses of approximately $28.3 million during the three-year period ended December 31, 1995. The Company's operations are subject to certain risks and uncertainties including, among others, actual and potential competition by entities with greater financial resources, experience and market presence than the Company, risks associated with consolidation in the industry, risks associated with acquisitions and international expansion, the need to manage growth and expansion, certain technology and regulatory risks, and dependence upon sole and limited source suppliers. See "Risk Factors" elsewhere is this Joint Proxy Statement-Prospectus.

 Acquisition of UUNET PIPEX

  On November 15, 1995, UUNET acquired Unipalm Group plc (doing business as "UUNET PIPEX") ("UUNET PIPEX"), a provider of Internet access options, networking software, training and consulting services in the United Kingdom and Europe. Under the terms of the tender offer made by UUNET, UUNET PIPEX shareholders received 0.1543 of a share of UUNET Common Stock for each UUNET PIPEX share. Each holder of a UUNET PIPEX option received 0.1543 of a share of UUNET Common Stock for each option, after taking into account the fair market value of such options. Accordingly, UUNET issued 3,338,009 shares of its Common Stock for all of the outstanding shares of UUNET PIPEX stock and options to acquire shares of UUNET PIPEX stock, and paid cash for fractional shares. The acquisition was accounted for as a pooling of interests and, as such, UUNET's financial statements have been restated to include the results of UUNET PIPEX for all periods presented.

  Combined and separate results of UUNET and UUNET PIPEX during the periods preceding the acquisition are as follows (in thousands):

                                                                    NINE MONTHS
                                                   YEARS ENDED         ENDED
                                                  DECEMBER 31,     SEPTEMBER 30,
                                                 ----------------  -------------
                                                  1993     1994        1995
                                                 -------  -------  -------------
                                                                    (UNAUDITED)
   Revenues:
     Previously reported........................ $ 7,895  $12,414     $33,394
     UUNET PIPEX................................  16,124   20,724      27,260
                                                 -------  -------     -------
       Total.................................... $24,019  $33,138     $60,654
                                                 =======  =======     =======
   Net income (loss):
     Previously reported........................ $(2,244) $(6,949)    $  (750)
     UUNET PIPEX................................     218   (1,039)     (5,641)
                                                 -------  -------     -------
       Total.................................... $(2,026) $(7,988)    $(6,391)
                                                 =======  =======     =======

                           UUNET TECHNOLOGIES, INC.

  UUNET PIPEX previously had an April 30 fiscal year-end. In order to conform UUNET PIPEX's fiscal year-end to UUNET's calendar year-end, the statement of operations for UUNET PIPEX for its fiscal year ended April 30, 1994 has been combined with UUNET's statement of operations for its year ended December 31, 1993. The consolidated statement of operations for the year ended December 31, 1993 includes four months (January 1, 1994 through April 30, 1994) which are also included in the consolidated statement of operations for the year ended December 31, 1994. Accordingly, an adjustment has been made in the year ended December 31, 1993 to retained earnings for the duplication of net income of $127,000 for such four month period. Revenues of UUNET PIPEX for that four-month period were approximately $6.1 million.

  In connection with the acquisition, the Company recorded one-time charges in the fourth quarter of 1995 for acquisition-related costs of $11.1 million. These costs consisted primarily of investment banking and professional fees, and direct costs necessary to complete the transaction, including taxes and printing and mailing costs.

 Investments in Affiliates

  The following summarizes the Company's investments in various international Internet access and related services providers (in thousands):

                                                                  DECEMBER 31,
                                                                  -------------
                                                                  1994   1995
                                                                  -------------
   Accounted for by the equity method............................ $ --  $   484
   Accounted for by the cost method..............................   --      837
                                                                  ----- -------
     Total....................................................... $ --  $ 1,321
                                                                  ===== =======

  Subsequent to year end, UUNET acquired a 40% interest in the outstanding capital of EUnet Deutschland GmbH ("EUnet Germany"), a provider of Internet access options, applications and consulting services in Germany, for $1.6 million.

  In January 1996, UUNET and UUNET Canada, Inc. ("UUNET Canada") entered into a letter of intent providing for an increase in UUNET's equity ownership of UUNET Canada from 20% to 51%. On April 1, 1996, UUNET paid $3,585,329 in cash and issued 27,079 shares of Common Stock for the additional 31 percent interest in UUNET Canada.

 Initial Public Offerings

  In May 1995, UUNET completed an initial public offering of 5,433,750 shares of Common Stock at a price per share of $14.00, of which 5,308,750 shares were sold by UUNET and 125,000 shares were sold by a selling stockholder. After the underwriting discounts, commissions and other expenses, net proceeds to UUNET from the initial public offering were approximately $67.7 million. Upon the closing of the initial public offering, all outstanding shares of Redeemable Convertible Preferred Stock, including those shares issued in connection with warrants for the purchase of 2,500,000 shares of Series E Preferred Stock exercised immediately prior to the closing of the initial public offering, automatically converted into Common Stock.

  In March 1994, UUNET PIPEX completed an initial public offering, with net proceeds of approximately $8.0 million.

                           UUNET TECHNOLOGIES, INC.

 Summary of Significant Accounting Policies

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting periods and reported amounts of assets and liabilities at the date of the financial statements.

 Principles of Consolidation

  The consolidated financial statements include the accounts of UUNET and all majority-owned subsidiaries. All material intercompany balances and transactions have been eliminated. Investments in affiliated companies owned 20% or more are accounted for using the equity method, while investments in companies owned less than 20% are accounted for using the cost method.

 Pro Forma Net Loss Per Common and Equivalent Share

  Pro forma net loss per common and equivalent share is based on the weighted average number of shares outstanding during the periods presented. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, all shares, options and warrants issued during the twelve months immediately preceding the initial public offering were treated as if they had been outstanding through March 31, 1995, using the treasury stock method and at a per share price of $14.00, the initial public offering price. Subsequent to March 31, 1995, the effects of warrants and options have not been considered because the effect would be antidilutive.

  Earnings per share data prior to 1994 has been omitted because the automatic conversion of the Redeemable Preferred Stock into Common Stock materially changed UUNET's capitalization. Fully-diluted loss per share is not presented as it would not materially differ from primary loss per share.

 Cash and Cash Equivalents

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents. Cash equivalents as of December 31, 1994 consisted of U.S. Treasury Bills totaling approximately $3.0 million. Cash equivalents as of December 31, 1995 consisted of short-term commercial paper totaling approximately $8.7 million. As of December 31, 1994 and 1995, the fair value of these securities approximated cost.

 Concentrations of Cash and Accounts Receivable

  Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. As of December 31, 1994, the Company had concentrations of cash in two banks in the form of demand deposits and money market accounts, totaling approximately $1.2 million at one bank and $5.8 million at the other bank. As of December 31, 1995, the Company had concentrations of cash in a financial institution money market fund of approximately $47.8 million and short-term commercial paper of approximately $8.7 million. Also as of December 31, 1995, UUNET had approximately $6.4 million in accounts receivable from Microsoft (see Note 2). The Company believes that concentrations of credit risk with respect to the remaining balance in accounts receivable are limited due to the large number of entities comprising the Company's customer base. The Company maintains an allowance for doubtful accounts for accounts receivable based upon factors surrounding the credit risk of specific customers, historical trends and other information.

 Inventories

  Inventories are stated at the lower of cost (first-in, first-out) or market, and consist primarily of third party packaged software for resale.

                           UUNET TECHNOLOGIES, INC.

 Property and Equipment

  Property and equipment are recorded at cost. Depreciation, including depreciation of assets acquired under capital lease agreements, is recorded on a straight-line basis for financial reporting purposes. Property and equipment consist of the following (in thousands):

                                                   DECEMBER 31,
                                                  ----------------  USEFUL LIVES
                                                   1994     1995     (IN YEARS)
                                                  -------  -------  ------------
   Network and computer equipment................ $11,480  $58,244      4- 5
   Furniture and office equipment................   1,743    6,899      4-10
   Purchased software............................   1,357    1,908      3- 4
   Vehicles......................................     693    1,029         4
                                                  -------  -------
   Property and equipment, at cost...............  15,273   68,080
   Less--Accumulated depreciation................  (4,193) (13,557)
                                                  -------  -------
     Property and equipment, net................. $11,080  $54,523
                                                  =======  =======

  The Company leases certain vehicles and computer equipment under noncancelable capital leases. Total cost of equipment capitalized under capital leases as of December 31, 1994 and 1995 was approximately $1,398,000 and $5,220,000, respectively, while related accumulated depreciation was approximately $405,000 and $1,478,000, respectively.

 Accrued Expenses

  Accrued expenses consist of the following (in thousands):

                                                                  DECEMBER 31,
                                                                 --------------
                                                                  1994   1995
                                                                 ------ -------
   Network costs................................................ $  912 $10,501
   Acquisition expenses.........................................    --    7,377
   Compensation and benefits....................................  2,009   3,407
   Professional fees............................................    467     820
   Other........................................................  1,438   2,499
                                                                 ------ -------
     Total...................................................... $4,826 $24,604
                                                                 ====== =======

 Foreign Currency Translation

  Assets and liabilities of foreign subsidiaries are translated at the exchange rate in effect at each year-end. Statements of operations accounts are translated at the average rate of exchange during the year. Translation adjustments arising from differences in exchange rates from period to period are included in the foreign currency translation adjustment account in stockholders' equity. Gains and losses from transactions denominated in a foreign currency are included in operations currently.

 Revenue Recognition

  Internet services revenues consist primarily of monthly service fees, equipment sales and installation charges. Service fees consist of fixed monthly amounts and/or hourly amounts based on usage and are recognized as the service is provided. Payments received in advance of providing services are deferred until the period such services are provided. Equipment sales and installation charges are recognized when installation is completed.

                           UUNET TECHNOLOGIES, INC.

  Revenues under network agreements (Note 2) are included in Internet services revenues and are recognized as costs are incurred plus the applicable fees earned. Adjustments to fees provided as incentives under contract provisions and estimated losses on contracts, if any, are recorded when such adjustments or losses are known.

  Software revenues consist primarily of the sale of packaged third party software. The Company recognizes revenue on software product sales at the time of delivery of the software, provided no significant future vendor obligations exist. Customer support fees are deferred and recognized ratably over the period of the service obligation.

 Cost of Revenues

  Internet services cost of revenues consists primarily of network telecommunication costs, depreciation of network equipment, and the cost of equipment and other products sold to customers. Software cost of revenues consists primarily of packaged third party software costs.

 Network Operations and Support

  Network operations and support expenses consists primarily of the costs of operating and monitoring the network and providing technical support to customers.

 Recent Pronouncement

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which is effective for the Company's December 31, 1996 financial statements. SFAS No. 123 allows companies to either account for stock-based compensation under the new provisions of SFAS No. 123 or under the provisions of APB 25, but requires pro forma disclosure in the footnotes to the financial statements as if the measurement provisions of SFAS 123 had been adopted. The Company intends to continue accounting for its stock-based compensation in accordance with the provisions of APB 25. As such, the adoption of SFAS No. 123 will not impact the financial position or the results of operations of the Company.

2. NETWORK AGREEMENTS:

  In December 1994, UUNET and Microsoft entered into a binding Memorandum of Understanding, which was formalized into a definitive agreement (the "Microsoft Agreement") in March 1995, for the development, operation and maintenance of a high speed dial-up and ISDN TCP/IP access network (the "Dial-Up Network"). Microsoft is obligated to reimburse UUNET for the cost of constructing, maintaining and operating the Dial-Up Network, as well as pay a management fee. The initial term of the Microsoft Agreement expires in March 2000, and it may be extended by Microsoft for an additional five-year term. In March 1995 and as part of this strategic relationship, Microsoft purchased 1,664,000 shares of Series D Preferred Stock at $2.34 per share and in May 1995 exercised warrants to purchase 2.5 million shares of Series E Preferred Stock at $5.00 per share (Notes 4 and 5). Upon closing of the initial public offering, Microsoft's Preferred Stock was converted into 4,164,000 shares of Common Stock. UUNET also entered into a $26.0 million loan agreement (Note 3) with Microsoft, which allows UUNET to borrow funds to finance the purchase of equipment for the construction of the Dial-Up Network. UUNET owns the network equipment, subject to Microsoft's security interest. UUNET controls and operates the Dial-Up Network and is able to sell a portion of the Dial-Up Network capacity to other customers. Revenues from network services relating to the Dial-Up Network represented 20.4% of total revenues for the year ended December 31, 1995.

                           UUNET TECHNOLOGIES, INC.

3. BORROWING ARRANGEMENTS:

  In December 1994, UUNET entered into a Credit Agreement with a bank to provide for a $500,000 working capital line of credit ("Working Capital Facility"), a $1,000,000 term facility ("Term Facility") and a $3,500,000 equipment facility ("Equipment Facility"). No amounts had been borrowed under the Working Capital Facility, which expired in August 1995. The Term Facility and Equipment Facility accrued interest at the bank's prime rate plus 1.75% (10.5% at December 31, 1994). As of December 31, 1994, UUNET had borrowed the $1,000,000 available under the Term Facility, which was repaid in June 1995. During 1995, UUNET borrowed approximately $2,500,000 under the Equipment Facility, all of which was repaid in June 1995. The Term Facility and Equipment Facility expired in 1995.

  UUNET had notes payable to a related party (Note 7) that were due in monthly installments through December 1995. Interest was fixed at rates of 8% or 10%, and the notes were secured by specified network computer equipment of UUNET. The notes were repaid in full in April 1995. Interest expense on these notes was approximately $58,000, $33,000 and $4,000 in 1993, 1994 and 1995,
respectively. UUNET also had a note payable to a stockholder ($59,000 at December 31, 1993) that was due and repaid in full in September 1994. Interest accrued at 8% annually.

  In connection with the Microsoft Agreement, UUNET obtained a $26.0 million equipment loan facility from Microsoft to finance equipment purchases in conjunction with the construction of the Dial-Up Network. Principal and interest, at the higher of the Applicable Federal Rate ("AFR") in effect on the date of the Microsoft Agreement (7.74%) or the AFR in effect at the time of the advance (5.79% as of December 31, 1995), are payable on each advance quarterly over five years. Borrowings under the agreement are collateralized by the equipment purchased. The carrying amount of the equipment loan facility as of December 31, 1995 approximated fair market value. As of December 31, 1995, $10,501,000 was available for future advances under this facility.

  Notes payable outstanding consisted of the following (in thousands):

                                                                 DECEMBER 31,
                                                                ---------------
                                                                 1994    1995
                                                                ------  -------
   Note payable to Microsoft................................... $  --   $14,595
   Notes payable to banks......................................  1,000      --
   Notes payable to related parties............................    199      --
   Capital leases..............................................  1,057    3,743
                                                                ------  -------
     Total obligations.........................................  2,256   18,338
   Less: Current portion....................................... (1,060)  (4,652)
                                                                ------  -------
   Long-term obligations....................................... $1,196  $13,686
                                                                ======  =======

  Aggregate future principal payments on notes payable and future minimum lease payments under capital leases as of December 31, 1995, are as follows (in thousands):

   YEARS ENDING                                                CAPITAL
   DECEMBER 31,                                         NOTES  LEASES    TOTAL
   ------------                                        ------- -------  -------
    1996.............................................  $ 3,100 $1,833   $ 4,933
    1997.............................................    3,100  1,630     4,730
    1998.............................................    3,100    550     3,650
    1999.............................................    3,100     86     3,186
    2000.............................................    2,195    --      2,195
                                                       ------- ------   -------
                                                        14,595  4,099    18,694
    Less: Amount representing interest...............      --    (356)     (356)
                                                       ------- ------   -------
     Total...........................................  $14,595 $3,743   $18,338
                                                       ======= ======   =======

                           UUNET TECHNOLOGIES, INC.

4. REDEEMABLE CONVERTIBLE PREFERRED STOCK:

  Redeemable Convertible Preferred Stock consists of the following (in thousands, except per share amounts):

                                                           DECEMBER 31,
                                                   ----------------------------
                                                        1994          1995
                                                   -------------- -------------
                                                   SHARES AMOUNT  SHARES AMOUNT
                                                   ------ ------- ------ ------
Series A Preferred Stock, $.001 par value; 4,219
 shares designated and authorized as Series A;
 preference in liquidation of $0.64 per share,
 $2,700 in the aggregate..........................  4,219 $ 2,676  --     $--
Series B Preferred Stock, $.001 par value; 3,300
 shares designated and authorized as Series B;
 preference in liquidation of $1.00 per share,
 $3,300 in the aggregate..........................  3,300   3,285  --      --
Series C Preferred Stock, $.001 par value; 4,000
 shares designated and authorized as Series C;
 preference in liquidation of $2.25 per share,
 $8,170 in the aggregate..........................  3,631   8,112  --      --
Series D Preferred Stock, $.001 par value, 1,664
 shares designated and authorized as Series D;
 preference in liquidation of $2.34 per share.....    --      --   --      --
Series E Preferred Stock, $.001 par value, 2,500
 shares designated and authorized as Series E;
 preference in liquidation of $5.00 per share.....    --      --   --      --
                                                   ------ -------  ---    ----
  Total........................................... 11,150 $14,073  --     $--
                                                   ====== =======  ===    ====

 Preferred Stock Warrants

  In connection with the sale of Series A Preferred Stock in 1993, UUNET issued warrants for the purchase of 3,300,000 shares of Series B Preferred Stock at an exercise price of $1.00 per share. These warrants were exercised during 1994, which resulted in gross proceeds of $3,300,000 to UUNET.

  As part of its strategic relationship with Microsoft, UUNET issued warrants to Microsoft for the purchase of 2,500,000 shares of Series E Preferred Stock in March 1995, at an exercise price of $5.00 per share. These warrants were exercised in May 1995, which resulted in gross proceeds of $12.5 million to UUNET.

5. STOCKHOLDERS' EQUITY:

  Microsoft has agreed that it will not directly or indirectly, except in connection with any exercise of its right of first refusal, acquire shares of Common Stock which when combined with its holdings, would result in Microsoft owning greater than 18.11% of the then outstanding shares of Common Stock. Microsoft also has agreed that it will not (i) enter into any voting agreement or voting trust in connection with UUNET securities, (ii) form, or participate in the formation of, any legal entity for the purpose of acquiring, voting or disposing of UUNET securities, or (iii) act in concert with any person or entity for the purpose of acquiring, holding, voting or disposing of UUNET securities if by so acting Microsoft or such other person would be required to file a Schedule 13D or 13G with the Securities and Exchange Commission or to amend a previously filed Schedule 13D or 13G. UUNET has granted Microsoft a right of first refusal and a right of first offer with respect to certain acquisitions of more than 50 percent of the stock or assets of UUNET that may be proposed in the future.

 Increase in Authorized Shares

  On January 31, 1996, the stockholders of UUNET at a Special Meeting of Stockholders approved the increase in the authorized shares of Common Stock to 175,000,000, and UUNET filed a Certificate of Amendment to Restated Certificate of Incorporation effecting such increase.

                           UUNET TECHNOLOGIES, INC.

 Notes Receivable from Employees for Stock Purchases

  During 1994, certain employees of UUNET signed promissory notes in favor of UUNET in conjunction with the purchase of stock under the terms and conditions of UUNET's Incentive Stock Plan. The loans accrued interest at 8% annually and were repaid during 1995.

 Incentive Stock and Equity Incentive Plans

  UUNET's Incentive Stock Plan (the "Option Plan") was adopted in 1990 and was terminated on May 25, 1995. Under the Option Plan, the Board of Directors of UUNET had the authority to grant incentive stock options, nonqualified stock options and stock purchase rights at their discretion. Options granted under the Option Plan are exercisable for periods up to ten years from the date of grant. All options outstanding on the date of the Option Plan termination remained exercisable in accordance with their terms.

  In 1995, UUNET adopted an Equity Incentive Plan (the "Incentive Plan"), which provides for the grant of options, restricted stock, stock purchase rights and performance shares to employees of the Company. Incentive stock options and nonqualified stock options may be granted under the Incentive Plan at exercise prices of 100% and at least 85%, respectively, of the fair market value of Common Stock at the date of grant. Restricted stock awards consist of shares of Common Stock with transfer restrictions that lapse over a period not to exceed ten years. Stock purchase rights provide for the purchase of shares of Common Stock at a price of at least 85% of the Common Stock's fair market value. These stock purchase rights are generally exercisable for a period of 30 days after the date of grant. Performance awards of shares of Common Stock may be granted for attainment of performance criteria determined by the Board of Directors of UUNET. A total of 2,669,514 shares of Common Stock were reserved for issuance under the Incentive Plan and the Option Plan. Any shares not issued or reserved under the Option Plan become available for issuance under the Incentive Plan. On January 31, 1996, the stockholders of UUNET at a Special Meeting of Stockholders approved an increase in the number of shares reserved for issuance under the Incentive Plan to 6,669,514.

  The following table summarizes all option and purchase right activity under the Option Plan and the Incentive Plan for the three years ended December 31, 1995:

                                                      NUMBER OF   EXERCISE PRICE
                                                        SHARES      PER SHARE
                                                      ----------  --------------
   Outstanding as of December 31, 1992...............    350,000   $       1.00
     Granted.........................................    175,000           1.00
                                                      ----------   ------------
   Outstanding as of December 31, 1993...............    525,000           1.00
     Granted.........................................  4,680,450    0.05-$ 0.25
     Exercised....................................... (2,110,950)   0.05-  0.25
     Canceled........................................ (1,160,042)   0.05-  0.16
                                                      ----------   ------------
   Outstanding as of December 31, 1994...............  1,934,458    0.05-  1.00
     Granted.........................................    991,150    5.00- 75.00
     Exercised.......................................   (862,661)   0.05-  1.00
     Canceled........................................    (86,783)   0.05- 45.00
                                                      ----------   ------------
   Outstanding as of December 31, 1995...............  1,976,164   $0.05-$75.00
                                                      ==========   ============

  As of December 31, 1994 and 1995, options to purchase 771,049 and 383,751 shares, respectively, were exercisable.

                           UUNET TECHNOLOGIES, INC.

  Compensation equal to the difference between the assumed fair value of Common Stock at the grant date and the exercise price of the options, if any, is recognized ratably over the vesting period. Compensation expense related to options granted in 1994 is approximately $207,000 and will be recognized over the vesting period, which is generally five years. Compensation expense relating to stock options was $1,000 in 1994 and $42,000 in 1995.

  Prior to the acquisition, UUNET PIPEX maintained its own stock option plan. Stock options granted under the Unipalm plan were 194,078 and 39,347 in 1994 and 1995, respectively. The statement of stockholders' equity reflects the exercise of vested options of 36,862 and 26,089 in 1994 and 1995, respectively. All remaining Unipalm options outstanding at the time of the acquisition were exchanged for UUNET Common Stock.

 1995 Performance Option Plan

  In 1995, UUNET adopted the 1995 Performance Option Plan (the "Performance Plan") that provides for grants of nonqualified stock options to purchase shares of Common Stock to employees of UUNET. Options to purchase 161,180 shares of Common Stock at an exercise price of $6.00 per share were granted in February 1995, of which options to purchase 17,600 shares were canceled as of December 31, 1995. Options granted under the Performance Plan were exercisable on December 31, 2004, subject to acceleration provisions if the Company met performance goals specified in the Performance Plan. Such performance goals were achieved in 1995, resulting in the acceleration of vesting of the options outstanding under the Performance Plan to March 31, 1996.

 Employee Stock Purchase Plan

  In 1995, UUNET adopted the Employee Stock Purchase Plan (the "Purchase Plan") to permit employees of UUNET to purchase Common Stock at a price equal to 85% of the lesser of the fair market value at the beginning or end of the enrollment period as defined by the Purchase Plan. The first enrollment period begins in February 1996.

 Nonemployee Directors Stock Option Plan

  In 1995, UUNET adopted the Nonemployee Directors Stock Option Plan (the "Directors Plan") to grant nonqualified stock options to directors of UUNET who are not employees. Eligible nonemployee directors will be granted an option to purchase 7,500 shares of Common Stock on the day of their election, re-election or appointment. The exercise price of all options will be equal to the fair market value of Common Stock on the grant date. The options will vest ratably over a three-year period. As of December 31, 1995, no options had been granted under the Directors Plan.

 Reserved Shares

  The Company has reserved 6,843,565 shares of Common Stock for issuance pursuant to stock plans as of January 31, 1996.

                           UUNET TECHNOLOGIES, INC.

6. COMMITMENTS AND CONTINGENCIES:

 Telecommunications Lines

  The Company has guaranteed monthly usage levels with various communications vendors through January 2009. As of December 31, 1995, the annual commitments (exclusive of usage discounts) were as follows (in thousands):

   YEARS ENDING DECEMBER 31,                                            AMOUNT
   -------------------------                                           --------
   1996............................................................... $ 37,448
   1997...............................................................   31,407
   1998...............................................................   30,002
   1999...............................................................   22,780
   2000...............................................................   10,638
   Thereafter.........................................................   10,464
                                                                       --------
     Total............................................................ $142,739
                                                                       ========

 Facilities Leases

  The Company leases and subleases office space at various locations with expiration dates through April 2001. In 1994, UUNET terminated its then existing office lease in conjunction with the signing of a sublease agreement and recorded approximately $330,000 for costs associated with lease termination and idle equipment during the lease termination period. During 1995, the Company recorded lease termination and idle equipment costs of approximately $1.8 million classified as general and administrative expense in the accompanying statements of operations as a result of consolidating substantially all of UUNET PIPEX operations into a new facility. Rent expense for the years ended December 31, 1993, 1994 and 1995, including lease termination and idle equipment costs, was approximately $828,000, $1,323,000 and $3,361,000, respectively.

  Future minimum annual lease payments under all operating lease and sublease agreements as of December 31, 1995, were as follows (in thousands):

   YEARS ENDING DECEMBER 31,                                             AMOUNT
   -------------------------                                             ------
   1996................................................................. $2,599
   1997.................................................................  2,361
   1998.................................................................  2,382
   1999.................................................................  1,248
   2000.................................................................  1,109
   Thereafter...........................................................    284
                                                                         ------
     Total.............................................................. $9,983
                                                                         ======

7. RELATED PARTY TRANSACTIONS:

  In 1993, UUNET realized a loss of $433,000 on the disposition to a third party of its investment in an affiliate. The investment in this affiliate consisted of shares of common stock, capital contributions and loans totaling $778,000. The disposition included agreements settling guarantees and obligations of UUNET for the benefit of this affiliate.

  At its inception, UUNET acquired the assets and liabilities of UUNET Communications Services, Inc. ("UCS"). UUNET assumed all of the assets, liabilities and customers of UCS in exchange for a note and a five-

                           UUNET TECHNOLOGIES, INC.

year royalty agreement. The carrying amounts of the assets and liabilities assumed were equal to the historical book value of UCS. The agreement required UUNET to pay UCS a royalty equal to 4% of the gross revenue billed for certain services. Royalty expense for the years ended December 31, 1993, 1994 and 1995, was approximately $76,000, $99,000 and $55,000, respectively. In 1995,
UUNET entered into an agreement with UCS, whereby UUNET repaid all of its UCS debt obligations and agreed upon and prepaid all of its royalty obligations to UCS.

8. SEGMENT AND GEOGRAPHIC INFORMATION:

  The Company sells its products and services in several geographic regions. Net revenues relating to each region are as follows (in thousands):

                                                          YEARS ENDED DECEMBER
                                                                   31,
                                                         -----------------------
                                                          1993    1994    1995
                                                         ------- ------- -------
   United States........................................ $ 7,984 $13,989 $59,305
   Europe...............................................  15,737  19,004  34,405
   Other................................................     298     145     751
                                                         ------- ------- -------
                                                         $24,019 $33,138 $94,461
                                                         ======= ======= =======

  A summary of net revenues, operating income (loss) and identifiable assets by operating location is as follows (in thousands):

                                                    YEARS ENDED DECEMBER 31,
                                                    --------------------------
                                                     1993     1994      1995
                                                    -------  -------  --------
   Net revenues:
     United States................................. $ 7,895  $12,414  $ 57,375
     Europe........................................  16,124   20,724    37,086
                                                    -------  -------  --------
       Total net revenues.......................... $24,019  $33,138  $ 94,461
                                                    =======  =======  ========
   Operating income (loss):
     United States................................. $(1,758) $(6,974) $ (1,300)
     Europe........................................     429   (1,252)   (8,176)
     Acquisition costs.............................     --       --    (11,067)
                                                    -------  -------  --------
       Total operating loss........................ $(1,329) $(8,226) $(20,543)
                                                    =======  =======  ========
   Identifiable assets:
     United States................................. $ 3,645  $12,025  $118,385
     Europe........................................  14,312   17,600    19,225
                                                    -------  -------  --------
       Total identifiable assets................... $17,957  $29,625  $137,610
                                                    =======  =======  ========

  Net revenues are categorized by the location of the office from which the sales were generated, rather than the customer's geographic location.

9. EMPLOYEE RETIREMENT PLAN:

  Effective January 1, 1995, UUNET adopted a 401(k) salary deferral plan (the "401(k) Plan"). Employees of UUNET are eligible to participate in the 401(k) Plan when they reach age 21 and have completed half of a year of service with UUNET. The 401(k) Plan replaced a Simplified Employee Pension ("SEP") Plan, which allowed UUNET to make discretionary contributions. Total expense related to the SEP Plan was approximately

                           UUNET TECHNOLOGIES, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONTINUED) $165,000 and $451,000 for the years ended December 31, 1993 and 1994, respectively; no contribution was made during 1995. UUNET matched 1% of contributions made by eligible employees in 1995 under the 401(k) Plan, which expense totaled $71,000 for the year ended December 31, 1995.

10. INCOME TAXES:

  The Company records income taxes in accordance with SFAS 109, "Accounting for Income Taxes." The adoption of SFAS 109 by UUNET on January 1, 1993, had no effect on the consolidated financial position or results of operations for the year ended December 31, 1993.

  The components of the benefit (provision) for income taxes are as follows (in thousands):

                                                  YEARS ENDED DECEMBER 31,
                                                  -----------------------------
                                                   1993       1994       1995
                                                  -----------------------------
   Current:
     Federal..................................... $    15   $    --    $    --
     State.......................................       2        --         --
     Foreign.....................................    (123)      (242)       570
                                                  -------   --------   --------
       Total current.............................    (106)      (242)       570
                                                  -------   --------   --------
   Deferred:
     Federal.....................................     --         --         --
     State.......................................     --         --         --
     Foreign.....................................     (91)       116        (96)
                                                  -------   --------   --------
       Total deferred............................     (91)       116        (96)
                                                  -------   --------   --------
       Total..................................... $  (197)  $   (126)  $    474

                                                  =======   ========   ========

  Significant components of the Company's deferred tax assets (liabilities) are as follows (in thousands):

                                                               DECEMBER 31,
                                                            -------------------
                                                              1994       1995
                                                            --------   --------
   Net operating loss carryforwards......................   $  2,146   $  5,547
   Accruals not currently deductible for tax purposes....      1,753      2,351
   Depreciation..........................................       (646)    (2,170)
   Allowance for doubtful accounts.......................         76        446
                                                            --------   --------
     Gross deferred tax assets...........................      3,329      6,174
   Valuation allowance...................................     (3,233)    (6,174)
                                                            --------   --------
     Net deferred tax assets.............................   $     96   $    --
                                                            ========   ========

 A reconciliation between the Company's effective tax rate and the federal income tax rate on loss from continuing operations is as follows:

                                                  YEARS ENDED DECEMBER 31,
                                                  -----------------------------
                                                   1993       1994       1995
                                                  -------   --------   --------
   Statutory federal income tax rate.............     (34)%      (34)%      (34)%
   State income taxes............................      (4)        (4)        (4)
   Difference in tax rates on consolidated for-
    eign subsidiaries............................      (1)         1          2
   Acquisition expense...........................     --         --          18
   Losses not benefited..........................      47         34         16
   Other.........................................       3          5         (1)
                                                  -------   --------   --------
     Effective income tax rate...................      11%         2%        (3)%
                                                  =======   ========   ========

                           UUNET TECHNOLOGIES, INC.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS--(CONCLUDED)

  As of December 31, 1995, the Company had U.S. federal and foreign net operating loss ("NOLs") of approximately $12,177,000 and $2,455,000, respectively. The federal NOLs expire in years 2008 through 2010; foreign NOLs may be utilized in future years to the extent of foreign income. The amount of federal NOLs available to be used in any given year may be limited in the event of significant changes in the ownership of UUNET. Management believes that the prior ownership changes will not significantly limit the Company's ability to use its NOLs. The Company has fully reserved its deferred tax assets as of December 31, 1995.

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To UUNET Technologies, Inc.:

  We have audited, in accordance with generally accepted auditing standards, the consolidated financial statements of UUNET Technologies, Inc. (a Delaware corporation) and Subsidiaries, and have issued our report thereon dated January 31, 1996. Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The schedule listed in the index to the consolidated financial statements is the responsibility of the Company's management and is presented for purposes of complying with the Securities and Exchange Commission's rules and is not part of the basic financial statements. This schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states, in all material respects, the financial data required to be set forth therein, in relation to the basic financial statements taken as a whole.

                                          ARTHUR ANDERSEN LLP

Washington, D.C.
January 31, 1996

                                                                     SCHEDULE II

                            UUNET TECHNOLOGIES, INC.

                       VALUATION AND QUALIFYING ACCOUNTS

                           BALANCE AT ADDITIONS             BALANCE AT
                           BEGINNING  CHARGED TO              END OF
                           OF PERIOD   EXPENSES  DEDUCTIONS   PERIOD
                           ---------- ---------- ---------- ----------
                                         (IN THOUSANDS)
Year Ended December 31,
 1993
  Allowance for doubtful
   accounts...............   $   23     $  112     $  --      $  135
  Deferred tax asset
   valuation..............       --        726        --         726
Year Ended December 31,
 1994
  Allowance for doubtful
   accounts...............      135        416       (96)        455
  Deferred tax asset
   valuation..............      726      2,507        --       3,233
Year Ended December 31,
 1995
  Allowance for doubtful
   accounts...............      455      2,064      (872)      1,647
  Deferred tax asset
   valuation..............    3,233      2,941        --       6,174

                            UUNET TECHNOLOGIES, INC.

                     CONDENSED CONSOLIDATED BALANCE SHEETS

                                                       DECEMBER 31,  MARCH 31,
                                                           1995        1996
                                                       ------------ -----------
                                                                    (UNAUDITED)
                                                            (IN THOUSANDS,
                                                           EXCEPT PAR VALUE
                                                               AMOUNTS)
                        ASSETS
Current assets:
  Cash and cash equivalents...........................   $ 60,424    $ 45,413
  Accounts receivable, net of allowance of $1,647 and
   $1,540, respectively, for doubtful accounts........     17,768      23,575
  Inventories.........................................      1,251       1,436
  Prepaid expenses and other current assets...........      2,149       3,514
                                                         --------    --------
Total current assets..................................     81,592      73,938
Property and equipment, net...........................     54,523      75,877
Investments in affiliates.............................      1,321       6,297
Other assets..........................................        174         166
                                                         --------    --------
Total assets..........................................   $137,610    $156,278
                                                         ========    ========
         LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current portion of notes payable....................   $  4,652    $  6,813
  Accounts payable....................................     10,580      17,824
  Accrued expenses....................................     24,604      26,486
  Deferred revenues...................................      3,421       5,026
                                                         --------    --------
Total current liabilities.............................     43,257      56,149
Notes payable, net of current portion.................     13,686      18,045
                                                         --------    --------
Total liabilities.....................................     56,943      74,194
Commitments and contingencies Stockholders' equity:
  Preferred Stock, $0.001 par value; 500 shares autho-
   rized, none issued or outstanding..................        --          --
  Common Stock, $0.001 par value; 175,000 shares au-
   thorized as of March 31, 1996; 32,057 and 32,202
   shares issued and outstanding, respectively........         32          32
  Additional paid-in capital..........................    108,071     109,328
  Deferred compensation...............................       (165)       (154)
  Foreign currency translation adjustment.............        282         198
  Accumulated deficit.................................    (27,553)    (27,320)
                                                         --------    --------
Total stockholders' equity............................     80,667      82,084
                                                         --------    --------
Total liabilities and stockholders' equity............   $137,610    $156,278
                                                         ========    ========

      The accompanying notes are an integral part of these balance sheets.

                            UUNET TECHNOLOGIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                           THREE MONTHS ENDED
                                                                MARCH 31,
                                                           --------------------
                                                             1995       1996
                                                           ---------  ---------
Revenues:
  Internet services......................................  $   8,815    $39,004
  Software...............................................      6,205      4,009
                                                           ---------  ---------
    Total revenues.......................................     15,020     43,013
                                                           ---------  ---------
Costs and expenses:
  Cost of revenues--
    Internet services....................................      4,490     25,062
    Software.............................................      3,557      2,391
  Network operations and support.........................      2,315      5,265
  Sales and marketing....................................      3,210      6,798
  General and administrative.............................      1,839      3,126
                                                           ---------  ---------
    Total costs and expenses.............................     15,411     42,642
                                                           ---------  ---------
Income (loss) from operations............................       (391)       371
Interest income..........................................        194        577
Interest expense.........................................        (83)      (329)
Equity in net loss of affiliates.........................        --        (386)
                                                           ---------  ---------
Income (loss) before income taxes........................       (280)       233
Benefit for income taxes.................................         17        --
                                                           ---------  ---------
Net income (loss)........................................  $    (263) $     233
                                                           =========  =========
Net income (loss) per common and equivalent share (Note
 2)......................................................  $   (0.01) $    0.01
Shares used in computing net income (loss) per common and
 equivalent share (Note 2)...............................     25,774     33,436


        The accompanying notes are an integral part of these statements.

                            UUNET TECHNOLOGIES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (UNAUDITED)

                                                          THREE MONTHS ENDED
                                                               MARCH 31,
                                                          --------------------
                                                            1995       1996
                                                          ---------  ---------
                                                            (IN THOUSANDS)
Cash flows from operating activities:
Net income (loss)........................................ $    (263) $     233
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities--
    Depreciation and amortization........................     1,025      3,948
    Stock option compensation............................        11         10
    Equity in net loss of affiliates.....................       --         386
    Cash provided by (used in) changes in assets and lia-
     bilities:
      Accounts receivable, net...........................    (2,679)    (5,675)
      Inventories........................................      (446)      (202)
      Prepaid expenses and other current assets..........        42     (1,451)
      Accounts payable...................................     4,650      7,330
      Accrued expenses...................................     1,001      2,015
      Deferred revenues..................................      (963)     1,642
                                                          ---------  ---------
    Net cash provided by operating activities............     2,378      8,236
                                                          ---------  ---------
Cash flows from investing activities:
  Purchases of property and equipment....................    (7,363)   (25,330)
  Investments in affiliates..............................       --      (4,398)
                                                          ---------  ---------
    Net cash used in investing activities................    (7,363)   (29,728)
                                                          ---------  ---------
Cash flows from financing activities:
  Proceeds from notes payable............................     2,957      7,316
  Repayments of notes payable............................      (291)      (840)
  Proceeds from sale of Preferred Stock, net.............     3,849        --
  Proceeds from sale of Common Stock, net................        38        101
                                                          ---------  ---------
Net cash provided by financing activities................     6,553      6,577
                                                          ---------  ---------
Effect of foreign currency exchange rate changes on cash
 and cash equivalents....................................       264        (96)
                                                          ---------  ---------
Net increase (decrease) in cash and cash equivalents.....     1,832    (15,011)
Cash and cash equivalents, beginning of period...........    10,493     60,424
                                                          ---------  ---------
Cash and cash equivalents, end of period................. $  12,325  $  45,413
                                                          =========  =========
Supplemental disclosure of cash flow information:
  Cash paid for interest................................. $      56  $     239
  Cash paid for income taxes.............................       --         --
Supplemental disclosure of noncash financing activities:
  Capital lease obligations..............................       --         110

        The accompanying notes are an integral part of these statements.

                           UUNET TECHNOLOGIES, INC.

         NOTES TO CONDENSED INTERIM CONSOLIDATED FINANCIAL STATEMENTS
                                MARCH 31, 1996
                                  (UNAUDITED)

1. THE COMPANY AND SIGNIFICANT ACCOUNTING POLICIES:

  UUNET Technologies, Inc., together with its wholly-owned subsidiaries ("UUNET" or the "Company"), is a leading provider of a comprehensive range of Internet access options, applications and consulting services to businesses, professionals and on-line services providers.

  The condensed interim consolidated financial statements included herein have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures made are adequate to make the information presented not misleading. The condensed interim consolidated financial statements should be read in conjunction with the financial statements and the notes thereto, included in the Company's Annual Report on Form 10-K/A as filed with the Securities and Exchange Commission on April 1, 1996, for the year ended December 31, 1995.

  The accompanying condensed interim consolidated financial statements have been prepared, in all material respects, in conformity with the standards of accounting measurements set forth in Accounting Principles Board Opinion No. 28 and reflect, in the opinion of management, all adjustments, which are of a normal recurring nature, necessary to summarize fairly the financial position and results of operations for such periods. The results of operations for such interim periods are not necessarily indicative of the results to be expected for the full year.

  The Company considers all highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. As of March 31, 1996, the Company's cash and cash equivalents consisted of demand deposits and money market accounts in banks and other financial institutions totaling approximately $43.0 million and available-for-sale securities consisting of commercial paper totaling approximately $2.4 million, which approximated market value.

2. NET INCOME (LOSS) PER COMMON AND EQUIVALENT SHARE:

  Net income (loss) per common and equivalent share is based on the weighted average number of shares outstanding during the periods presented. Pursuant to the Securities and Exchange Commission Staff Accounting Bulletin No. 83, all shares, options and warrants issued during the twelve months immediately preceding the initial public offering were treated as if they had been outstanding through March 31, 1995, using the treasury stock method and at a per share price of $14.00, the initial public offering price.

  Fully-diluted net income (loss) per share is not presented as it would not materially differ from primary net income (loss) per share.

                           UUNET TECHNOLOGIES, INC.

3. PROPERTY AND EQUIPMENT:

  Property and equipment consist of the following (in thousands):

                                                         DECEMBER 31, MARCH 31,
                                                             1995       1996
                                                         ------------ ---------
     Network and computer equipment.....................   $ 58,244   $ 80,743
     Furniture and office equipment.....................      6,899      8,720
     Purchased software.................................      1,908      2,727
     Vehicles...........................................      1,029      1,071
                                                           --------   --------
       Property and equipment, at cost..................     68,080     93,261
     Less--Accumulated depreciation and amortization....    (13,557)   (17,384)
                                                           --------   --------
                                                           $ 54,523   $ 75,877
                                                           ========   ========

4. MFS AND UUNET MERGER AGREEMENT:

  On April 30, 1996, UUNET and MFS Communications Company, Inc. ("MFS") announced that the two companies had entered into an Agreement and Plan of Merger (the "Merger Agreement"). Under the terms of the Merger Agreement, each share of UUNET common stock would be converted into 1.777776 shares of MFS common stock. Consummation of the merger is subject to, among other things, approval by the stockholders of each company and clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. Stockholders of UUNET owning approximately 59.5 percent of the outstanding shares and stockholders of MFS owning approximately 12 percent of the outstanding shares have committed to vote in favor of the merger. The merger will be accounted for by MFS as a purchase.

  MFS is a leading provider of telecommunications services to business and government end users. The combined company would provide a single source for a full range of Internet, voice, data and video services through an international network platform.

5. ACQUISITION OF UNIPALM:

  On November 15, 1995, UUNET acquired Unipalm Group plc ("Unipalm"), (doing business as "UUNET PIPEX") ("UUNET PIPEX"), a provider of Internet access options, networking software, training and consulting services in the United Kingdom and Europe. The acquisition was accounted for as a pooling of interests and, as such, UUNET's financial statements for the three months ended March 31, 1995 have been restated to include the results of UUNET PIPEX. For the three month period ended March 31, 1995, UUNET had previously reported revenues of $6,482,000 as compared to combined revenues of $15,020,000 and a net loss of $792,000 as compared to a combined net loss of $263,000.

6. INVESTMENTS IN AFFILIATES:

  During the quarter ended March 31, 1996, UUNET acquired a 40% interest in the outstanding capital stock of EUnet Deutschland GmbH ("EUnet Germany"), a provider of Internet access options, applications and consulting services in Germany, for $1.6 million. The investment in EUnet Germany is accounted for under the equity method.

  On April 1, 1996, UUNET paid approximately $3.6 million in cash and issued 27,079 shares of its Common Stock with a then fair market value of approximately $0.7 million to increase UUNET's equity ownership of UUNET Canada, Inc. ("UUNET Canada"), from 20% to 51%. The financial statements of UUNET Canada will be consolidated with UUNET's financial statements beginning with the second quarter of 1996.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

  The following unaudited pro forma consolidated condensed financial statements give effect to the merger of UUNET with Sub pursuant to the Merger Agreement. The pro forma consolidated condensed balance sheet assumes that the Merger occurred on March 31, 1996. The pro forma consolidated condensed statements of operations assume that the Merger occurred as of January 1, 1995. The pro forma consolidated condensed financial statements are not necessarily indicative of the results that actually would have been attained if the Merger had been in effect on the dates indicated or which may be attained in the future. Such statements should be read in conjunction with the MFS and UUNET historical consolidated financial statements and notes thereto.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1996

                               MFS           UUNET
                          COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                          COMPANY, INC.      INC.      ADJUSTMENTS      PRO FORMA
                          -------------- ------------- -----------     -----------
                             (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                              (UNAUDITED)
Revenue.................   $   186,316    $    43,013  $   (1,322)(4)  $   228,007
Costs and expenses:
  Operating expenses....       174,173         35,568      (1,322)(4)      208,419
  Depreciation and
   amortization.........        44,609          3,948     105,907 (1)      154,464
  General and
   administrative
   expenses.............        34,892          3,126         --            38,018
                           -----------    -----------  ----------      -----------
                               253,674         42,642     104,585          400,901
                           -----------    -----------  ----------      -----------
Income (loss) from
 operations.............       (67,358)           371    (105,907)        (172,894)
Other income (expense):
  Interest income.......         5,644            577         --             6,221
  Interest expense......       (23,626)          (329)        --           (23,955)
  Other.................          (784)          (386)        --            (1,170)
                           -----------    -----------  ----------      -----------
    Total other income
     (expense)..........       (18,766)          (138)        --           (18,904)
                           -----------    -----------  ----------      -----------
Income (loss) before
 income taxes...........       (86,124)           233  $ (105,907)        (191,798)
Income tax expense......          (100)           --          --              (100)
                           -----------    -----------  ----------      -----------
Net income (loss).......       (86,224)           233    (105,907)        (191,898)
Dividends on preferred
 stock..................        (7,072)           --          --            (7,072)
                           -----------    -----------  ----------      -----------
Net income (loss)
 applicable to common
 stockholders...........   $   (93,296)   $       233  $ (105,907)     $  (198,970)
                           ===========    ===========  ==========      ===========
Weighted average number
 of shares outstanding..   125,017,000                 57,248,000 (6)  182,265,000
                           ===========                 ==========      ===========
Pro forma net loss per
 share applicable to
 common stockholders....   $     (0.75)                                $     (1.09)
                           ===========                                 ===========

     See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                              MFS           UUNET
                         COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                         COMPANY, INC.      INC.      ADJUSTMENTS      PRO FORMA
                         -------------- ------------- -----------     -----------
                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
                                             (UNAUDITED)
Revenue.................  $   583,194    $   94,461   $   (5,845)(4)  $   671,810
Costs and expenses:
  Operating expenses....      562,300        82,906       (5,845)(4)      639,361
  Depreciation and
   amortization.........      142,496         8,322      423,628 (1)      574,446
  General and
   administrative
   expenses.............      117,703        12,709          --           130,412
  Other.................          --         11,067          --            11,067
                          -----------    ----------   ----------      -----------
                              822,499       115,004      417,783        1,355,286
                          -----------    ----------   ----------      -----------
Loss from operations....     (239,305)      (20,543)    (423,628)        (683,476)
Other income (expense):
  Interest income.......       13,188         2,747          --            15,935
  Interest expense......      (38,606)         (808)         --           (39,414)
  Other.................       (2,575)         (127)         --            (2,702)
                          -----------    ----------   ----------      -----------
    Total other income
     (expense)..........      (27,993)        1,812          --           (26,181)
                          -----------    ----------   ----------      -----------
Loss before income
 taxes..................     (267,298)      (18,731)    (423,628)        (709,657)
Income tax (expense)
 benefit................         (600)          474         (474)(5)         (600)
                          -----------    ----------   ----------      -----------
Net loss................     (267,898)      (18,257)    (424,102)        (710,257)
Dividends on preferred
 stock..................      (15,064)          --           --           (15,064)
                          -----------    ----------   ----------      -----------
Net loss applicable to
 common stockholders....  $  (282,962)   $  (18,257)  $ (424,102)     $  (725,321)
                          ===========    ==========   ==========      ===========
Weighted average number
 of shares outstanding
 (after stock split)....  127,786,000                 57,248,000 (6)  185,034,000
                          ===========                 ==========      ===========
Net loss per share
 applicable to common
 stockholders...........  $     (2.21)                                $     (3.92)
                          ===========                                 ===========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEETS
                                 MARCH 31, 1996

                              MFS           UUNET
                         COMMUNICATIONS TECHNOLOGIES,  PRO FORMA
                         COMPANY, INC.      INC.      ADJUSTMENTS     PRO FORMA
                         -------------- ------------- -----------     ----------
                                       (DOLLARS IN THOUSANDS)
                                             (UNAUDITED)
ASSETS
Current assets:
  Cash and cash
   equivalents..........   $   92,588    $   45,413          --       $  138,001
  Marketable
   securities...........      368,266           --           --          368,266
  Accounts receivable
   and other assets.....      260,860        28,525          --          289,385
                           ----------    ----------   ----------      ----------
    Total current
     assets.............      721,714        73,938          --          795,652
Networks and equipment,
 at cost................    1,466,254        93,261          --        1,559,515
  Less accumulated
   depreciation and
   amortization.........     (245,321)      (17,384)         --         (262,705)
                           ----------    ----------   ----------      ----------
    Networks and
     equipment, net.....    1,220,933        75,877          --        1,296,810
Goodwill, net...........      279,970           166   $1,898,309 (1)   2,178,445
Other assets, net.......      124,594         6,297      135,500 (1)     266,391
                           ----------    ----------   ----------      ----------
    Total assets........   $2,347,211    $  156,278   $2,033,809      $4,537,298
                           ==========    ==========   ==========      ==========
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable......   $  168,235    $   17,824          --          186,059
  Other current
   liabilities..........       99,421        38,325       14,400 (2)     152,146
                           ----------    ----------   ----------      ----------
    Total current
     liabilities........      267,656        56,149       14,400         338,205
Long-term obligations,
 less current portion...    1,286,354        18,045          --        1,304,399
Other liabilities and
 minority interest......       38,619           --           --           38,619
Stockholders' equity:
  Preferred stock, $.01
   par value.
    Series A, 8%
     cumulative
     convertible........            1           --           --                1
    Series B, 7 3/4%
     cumulative
     convertible........          150           --           --              150
  Common stock..........        1,255            32          (32)(3)
                                                             573 (6)       1,828
Additional paid-in
 capital................    1,482,442       109,328     (109,328)(3)
                                                       2,100,920 (6)   3,583,362
Other...................       (1,956)           44          (44)(3)      (1,956)
Accumulated deficit.....     (727,310)      (27,320)      27,320 (3)    (727,310)
                           ----------    ----------   ----------      ----------
Total stockholders'
 equity.................      754,582        82,084    2,019,409       2,856,075
                           ----------    ----------   ----------      ----------
Total liabilities and
 stockholders' equity...   $2,347,211    $  156,278   $2,033,809      $4,537,298
                           ==========    ==========   ==========      ==========

      See accompanying notes to pro forma consolidated condensed financial statements.

               MFS COMMUNICATIONS COMPANY, INC. AND SUBSIDIARIES

        NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

NOTE 1: PRO FORMA STATEMENTS

  The pro forma information as of, and for, the three months ended March 31, 1996 is based on unaudited financial statements after giving effect to the preliminary allocation of the purchase price and the adjustments described in
Note 2. The pro forma information for the year ended December 31, 1995 is based on historical financial statements of the MFS and UUNET after giving effect to the adjustments described in Note 2.

  The unaudited pro forma consolidated condensed financial statements may not be indicative of the results that actually would have been achieved if the acquisition had occurred on the dates assumed and do not project MFS' financial position or results of operations at any future date or period then ended.

NOTE 2: PRO FORMA ADJUSTMENTS

(1) Reflects the excess of the purchase price over the net book value (which approximates fair value) of the net tangible assets acquired which was recorded as goodwill, a customer contract and customer list. The pro forma adjustment to depreciation and amortization represents the amortization of the goodwill and other intangibles and was calculated using the straightline method over a five year life for goodwill and three to four year lives for the other intangibles.

(2) Reflects liabilities incurred, such as compensation costs and legal, accounting and consulting fees, related to the Merger.

(3) Reflects the elimination of the equity accounts of UUNET.

(4) Reflects the elimination of intercompany revenues and expenses.

(5) Reflects adjustment of federal income tax expense for the effects of the Merger.

(6) Reflects the effect of the issuance of MFS Common Stock and options to purchase MFS Common Stock as consideration for the UUNET Common Stock and options to purchase UUNET Common Stock, respectively, in connection with the Merger. The MFS Common Stock was valued at $34.69 per share for purposes of calculating the Merger consideration.

                                 EXHIBIT INDEX


 EXHIBIT                                                                   PAGE
 -------                                                                   ----
  2.1    Agreement and Plan of Merger, dated as of April 29, 1996, among
         MFS Communications Company, Inc. ("MFS"), a Delaware
         corporation, MFS Global Internet Services, Inc., a Delaware corporation and a wholly owned subsidiary of MFS, and UUNET
         Technologies, Inc.
         Press Release of MFS Communications Company, Inc., dated August
 99.1    1, 1996
 99.2    Report of Arthur Andersen LLP